UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
March 23, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on May 4, 2026, at Hotel Emma, Cellar J, 136 East Grayson Street, San Antonio, Texas 78215, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the Annual Meeting.
If your shares are held in book-entry form on the records of Equiniti Trust Company, LLC, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares at the Annual Meeting or any adjournment or postponement thereof by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.
Thank you for your support.

Sincerely yours,

VINCENT D. FOSTER	DWAYNE L. HYZAK
Chairman of the Board	Member of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on May 4, 2026.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2025 are available on the Internet at www.mainstcapital.com under “SEC Filings” in the “Investors” section of our website.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:
•The date, time and location of the Annual Meeting;
•A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending the Annual Meeting and voting in person.

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at Hotel Emma, Cellar J, 136 East Grayson Street, San Antonio, Texas 78215, on Monday, May 4, 2026, at 9:00 AM local time, in order to:
(1)elect our directors for a term of one year;
(2)ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026;
(3)provide an advisory vote on executive compensation; and
(4)transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If you were a stockholder as of the close of business on March 3, 2026, you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof.
Please indicate your vote as to the matters to be acted on at the Annual Meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”
We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2025.

By Order of the Board of Directors,

JASON B. BEAUVAIS Executive Vice President, General Counsel and Secretary

Dated: March 23, 2026

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement and accompanying proxy card is being mailed to the stockholders of Main Street Capital Corporation (“Main Street,” the “Company,” “we,” “us,” or “our”) beginning on March 23, 2026. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2026 at Hotel Emma, Cellar J, 136 East Grayson Street, San Antonio, Texas 78215, at 9:00 AM local time. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
VOTING INFORMATION
Record Date and Who May Vote
Our Board selected March 3, 2026 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Equiniti Trust Company, LLC, as of the close of business on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.
As of the close of business on the Record Date, 90,104,831 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote
For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only on the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by following the instructions included in your broker’s voting instruction form.
If your shares are held in street name and you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Revoke or Change Your Vote
For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.
Broker Non-Votes
If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares — this will result in a broker non-vote. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of our independent registered public accounting firm (ITEM 2), which is the only routine proposal to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on ITEM 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (ITEMS 1 and 3), which are considered non-routine.

Proposals to be Voted on; Vote Required; and How Votes are Counted
We are asking you to vote on the following:
•the election of all of the members of our Board;
•the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•an advisory vote on executive compensation.
Election of Directors.  Directors are elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, with respect to each director in an uncontested election, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.
Advisory Vote on Executive Compensation.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the approval of the resolution in this proposal. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•to permit the inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS
(ITEM 1)
Each member of our Board serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has seven members, of whom five are not “interested persons,” as defined in the Investment Company Act of 1940 (the “1940 Act”), of Main Street. The 1940 Act requires that our Board be composed of a majority of members who are not “interested persons” of Main Street. In addition, the New York Stock Exchange (“NYSE”) Listed Company Manual requires that we maintain a majority of independent directors on the Board and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an “interested person,” as defined in the 1940 Act, of the business development company.
The term of office of all directors will expire at this year’s Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board, each of the seven nominees named below, all of whom are presently members of our Board, will stand for re-election as directors at the Annual Meeting.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unable to serve or, for good cause, will not serve as a director, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information (as of the Record Date) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
Nominees

Name and Principal Occupation	Age	Director Since

Independent Directors

J. Kevin Griffin	54	2011

Mr. Griffin serves as the Senior Vice President of Finance for UPMC, one of the world’s leading integrated healthcare delivery systems with approximately $30 billion in annual revenue. Headquartered in Pittsburgh, UPMC primarily serves residents across the Commonwealth of Pennsylvania, western New York and northwestern Maryland, but also draws patients for highly specialized services from across the nation and around the world. UPMC serves as both a provider and insurer, owning and operating over 40 hospitals and 800 clinical locations, and offering a variety of insurance products that cover approximately 4.2 million lives. Prior to joining UPMC in January 2024, Mr. Griffin was the Chief Strategy Officer for MaineHealth since 2022 and the Senior Vice President of Financial Planning & Analysis at Novant Health from 2012 until 2022. Before embarking on his career in healthcare, Mr. Griffin was a career investment banker who worked for several notable firms including Lazard Ltd, JPMorgan, Bank of America and several boutique firms. Mr. Griffin’s investment banking experience consists primarily of executing and originating mergers and acquisitions and corporate finance transactions. We believe Mr. Griffin is qualified to serve on our Board because of his extensive finance and valuation experience, his various executive roles within the healthcare industry, and his substantive background in working with middle market companies in an M&A and advisory capacity.

Name and Principal Occupation	Age	Director Since

John E. Jackson	67	2013

Mr. Jackson served as the President and Chief Executive Officer of CSI Compressco LP (formerly NASDAQ: CCLP), a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing and storage from 2021 until April 2024. Mr. Jackson previously served as the President and Chief Executive Officer of Spartan Energy Partners, which acquired the general partner of CSI Compressco in January 2021 before becoming a subsidiary of CSI Compressco through a restructuring transaction in November 2021. He has also been a director of Seitel, Inc., a privately owned provider of onshore seismic data to the oil and gas industry in North America, since August 2007. He previously served as a director of Basic Energy Services, Inc. (formerly NYSE: BAS), a provider of wellsite services in the United States to oil and natural gas drilling and producing companies, from December 2016 until December 2021, and was a member of the compensation committee and the chair of the audit committee of Basic Energy Services, Inc. He previously served as a director of CNX Midstream Partners, LP, formerly known as CONE Midstream Partners, LP (formerly NYSE: CNXM), a master limited partnership that owns and operates natural gas gathering and other midstream energy assets in the Marcellus Shale in Pennsylvania and West Virginia, from January 2015 until its sale in September 2020, and was a member of its audit committee during that time. Mr. Jackson was Chairman, Chief Executive Officer and President of Price Gregory Services, Inc., a pipeline-related infrastructure service provider in North America, from February 2008 until its sale in October of 2009. He served as a director of Hanover Compressor Company, now known as Exterran Corporation (formerly NYSE: EXTN) and Archrock, Inc. (NYSE: AROC), from July 2004 until May 2010. Mr. Jackson also served as Hanover’s President and Chief Executive Officer from October 2004 to August 2007 and as Chief Financial Officer from January 2002 to October 2004. He also serves on the board of several nonprofit organizations. We believe Mr. Jackson’s qualifications to serve on our Board include his extensive background in executive and director roles of public and private companies.

Brian E. Lane	68	2015

Mr. Lane has served as Chief Executive Officer of Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning and electrical services, since December 2011 and as a director of Comfort Systems since November 2010. Mr. Lane served as Comfort Systems’ President and Chief Executive Officer from December 2011 to January 2026 and President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Mr. Lane spent fifteen years at Halliburton Company (NYSE: HAL), a global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy and project initiatives, and he departed as the Regional Director of Europe and Africa. Mr. Lane’s additional experience included serving as a Regional Director of Capstone Turbine Corporation (formerly NASDAQ: CPST), a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company, where he focused on the chemical industry. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College. We believe Mr. Lane is qualified to serve on our Board because of his background in executive and director roles of public and private companies and his extensive knowledge of the construction and industrial services industries.

Name and Principal Occupation	Age	Director Since
Dunia A. Shive	65	2020

Ms. Shive served as Chief Executive Officer and President of Belo Corp. (formerly NYSE: BLC), a media company that owned several television stations, from 2008 until its acquisition by Gannett Co., Inc. in 2013. After the acquisition, Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc. (NYSE: TGNA, formerly GCI), a broadcast and digital media company, until retiring in 2017. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive has served on the boards of directors of Kimberly-Clark Corporation (NYSE: KMB), a global manufacturer of branded tissue and personal care products, since May 2019, and Trinity Industries, Inc. (NYSE: TRN), a leading provider of rail transportation products and services in North America, since March 2014. She serves (i) as the chair of the audit committee of Kimberly-Clark Corporation’s board of directors and (ii) on the corporate governance and directors nominating committee, the finance and risk committee, and as the chair of the audit committee of Trinity Industries, Inc.’s board of directors. Ms. Shive also serves as a Trustee of the Downtown Dallas Parks Conservancy. From 2021 to 2025, she served on the board of directors of DallasNews Corporation (formerly NASDAQ: DALN), the leading local news and information publishing company in Texas, where she served on the compensation and management development committee and as the chair of the nominating and corporate governance committee. From 2014 to 2018, she was a director of Dr Pepper Snapple Group, Inc., now known as Keurig Dr Pepper Inc. (NYSE: KDP, formerly DPS). From 2009 to 2015, she served on the board of directors of the Associated Press, where she served as chair of the audit committee from 2011 to 2015. From 2008 to 2013, she served on the board of directors of Belo Corp. We believe Ms. Shive is qualified to serve on our Board because of her extensive leadership experience as president, chief executive officer and chief financial officer of a public company, financial acumen from her chief financial officer and public accounting experience and broad public company board experience.

Stephen B. Solcher	65	2015

Mr. Solcher served as the Senior Vice President of Finance and Business Operations and Chief Financial Officer of BMC Software, Inc., a privately held company that is a global leader in software solutions, from August 2005 until October 2020, and as executive advisor from October 2020 until retiring in October 2021. Previously, Mr. Solcher served as BMC’s Treasurer and Vice President of Finance. He joined BMC in September 1991 as Assistant Treasurer and became Treasurer the following year. During Mr. Solcher’s tenure, BMC grew from nearly $130 million in annual revenue to $2.2 billion in annual revenue in 2013, its last year operating as a public company. In addition to leading many M&A transactions as Chief Financial Officer, Mr. Solcher was instrumental in BMC’s transition from being a publicly traded company to becoming a privately held company in 2013. Prior to joining BMC, he was employed by Arthur Andersen as a certified public accountant. Mr. Solcher also serves on the development board of the Mays Business School at Texas A&M University and has served on the board of numerous nonprofit organizations. He was recognized by Institutional Investor magazine as part of the “All American Executive Team” in 2010 and 2012 and by Houston Business Journal as 2012 Best CFO — Large Public Company. We believe Mr. Solcher’s qualifications to serve on our Board include his thorough knowledge of the information technology and software industries and his accounting, finance and M&A experience as a chief financial officer of a large public and private company qualifying him to be an audit committee financial expert.

Name and Principal Occupation	Age	Director Since
Interested Directors

Messrs. Foster and Hyzak are interested persons, as defined in the 1940 Act, due to their current and previous positions at Main Street.

Vincent D. Foster	69	2007

Mr. Foster has served as Chairman of our Board since 2007. Mr. Foster previously served as our Chief Executive Officer from 2007 until 2018 and also served as our President from 2012 until 2015, as Executive Chairman from 2018 until 2021 and as senior advisor from 2022 until 2024. He has also been a member of our investment committee since its formation in 2007, serving as a non-employee member since 2024, and was a member of our executive committee from its formation in 2015 until 2021. Mr. Foster served as a founding director of Quanta Services, Inc. (NYSE: PWR), a provider of specialty contracting services to the power, natural gas and telecommunications industries from its IPO in 1998 until 2025, where he also served on the audit committee and investment committee. He also served as a director of U.S. Concrete, Inc. (formerly NASDAQCM: USCR) from 1999 until 2010, Carriage Services, Inc. (NYSE: CSV) from 1999 until 2011, MSC Income Fund, Inc. (“MSC Income”) (NYSE: MSIF), a publicly traded business development company that is managed by MSC Adviser I, LLC (the “External Investment Manager”), our wholly owned portfolio company and a registered investment adviser, from 2012 until 2013 and Team, Inc. (NYSE: TISI) from 2005 until 2017. In addition, Mr. Foster served as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors from 2004 until 2011. Mr. Foster, a certified public accountant, had a 19-year career with Arthur Andersen, where he was a partner from 1988 until 1997. Mr. Foster was the director of Arthur Andersen’s Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. Mr. Foster co-founded and from 1997 until December 2021 acted as co-managing partner and in other senior executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. We believe Mr. Foster is qualified to serve on our Board because of his intimate knowledge of our business and operations, along with his comprehensive experience on other public boards of directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.

Dwayne L. Hyzak	53	2018

Mr. Hyzak is our Chief Executive Officer and a member of our Board. Mr. Hyzak also serves as a member of our executive and investment committees. He has served as our Chief Executive Officer and as a member of our Board since 2018 and as a Senior Managing Director since 2011. Mr. Hyzak previously served in several other executive roles from 2011 until 2018, including as our President (2015 until 2018), Chief Operating Officer (2014 until 2018), Chief Financial Officer (2011 until 2014) and in other senior executive positions at Main Street prior to 2011. Prior to our IPO in 2007, Mr. Hyzak served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now our subsidiaries. Mr. Hyzak joined Main Street in 2002, becoming one of the founding members of the firm. Since 2020, Mr. Hyzak has also served as the Chief Executive Officer and Chairman of the Board of Directors of MSC Income. Prior to joining Main Street, Mr. Hyzak was a Director of Acquisitions and Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on Quanta’s mergers and acquisitions and corporate finance activities. Previously, Mr. Hyzak was a Manager at Arthur Andersen LLP in its Transaction Advisory Services group. Mr. Hyzak currently serves on the Board of Directors of Child Advocates, a non-profit organization that trains and supports advocates to serve the interests of abused or neglected children in the greater Houston area. We believe Mr. Hyzak is qualified to serve on our Board because of his long tenure in leadership roles at Main Street, currently as Chief Executive Officer and previously as President and Chief Operating Officer, in which roles he has successfully led our lower middle market investment activities, and also previously as Chief Financial Officer, along with his extensive experience in investing and managing investments in lower middle market and middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

Required Vote
Since this is an uncontested election, directors will be elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until the earlier of the acceptance by the Board of his or her resignation or his or her removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.

THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board. The corporate governance section may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056:
Audit Committee Charter
Nominating and Corporate Governance Committee Charter
Compensation Committee Charter
In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website and are available in print to any stockholder who requests a copy in writing. Our Board adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by us and each of our employees, officers and directors. Each of our officers, directors and employees is responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Business Conduct and Ethics. At the time of hire and annually thereafter, each of our employees, including each officer, is required to acknowledge that he or she has received, read and understands the Code of Business Conduct and Ethics and agrees to observe the policies and procedures contained therein. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website. The Corporate Governance and Stock Ownership Guidelines adopted by our Board establish our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, responsibilities of management and their interaction with the Board and stock ownership guidelines for management and Board members. The Nominating and Corporate Governance Committee of our Board assesses the Corporate Governance and Stock Ownership Guidelines periodically and makes recommendations to the Board on any changes to implement.
Corporate Governance Highlights

Board Independence	Stock Ownership Practices
•5 out of 7 directors are independent	•Stock ownership guidelines for directors and officers
•Board led by a non-executive chairman and a lead independent director	•Directors and officers are generally prohibited from hedging or pledging shares of our common stock
•All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors	•Equity compensation aligns management’s interest with stockholders •Company “clawback” rights on certain executive incentive-based compensation and on employee restricted stock grants

Board and Committee Practices	Stockholder Rights
•Regular executive sessions of independent and non-management directors	•Annual election of all directors •Annual say-on-pay advisory vote
•Annual board and committee self-assessments	•Stockholder right to call a special meeting
•Shared risk management oversight by board and committees	•No poison pill
•Routine Chief Executive Officer and management succession planning
•Committee designated to oversee environmental, social and governance activities and initiatives
•Committee designated to oversee cybersecurity policies, procedures and incidents

Director Independence
Our Board currently consists of seven members, five of whom are classified under applicable listing standards of the NYSE as “independent” directors and under Section 2(a)(19) of the 1940 Act as not “interested persons.” Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined that the following directors are independent:
J. Kevin Griffin
John E. Jackson
Brian E. Lane
Dunia A. Shive
Stephen B. Solcher
Our Board considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related Party Transactions” in evaluating each director’s independence under the 1940 Act and applicable listing standards of the NYSE, and the Board determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.
Communications with the Board
Stockholders or other interested persons may send written communications to the members of our Board, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board.
Board Leadership Structure
Mr. Foster currently serves as the Chairman of our Board and as a non-employee member of our investment committee. He previously served as our Executive Chairman from 2018 until 2021 and our Chief Executive Officer from 2007 until 2018, and was an employee of Main Street until 2024. Mr. Foster is an “interested person” of the Company under Section 2(a)(19) of the 1940 Act due to his current and previous positions with the Company. The Board believes that Mr. Foster is currently best situated to serve as Chairman of the Board given his history with us, his deep knowledge of our business and his extensive experience in managing private debt and equity investments in lower middle market companies and debt investments in middle market companies. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Foster brings Company-specific and industry-specific experience and expertise. The Board believes that the current leadership structure with Mr. Foster serving as Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimal for effective corporate governance.
Our Board has designated John E. Jackson as Lead Independent Director to preside over all executive sessions of independent directors. In the Lead Independent Director’s absence, the remaining independent directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis, and the independent directors also meet alone in executive session on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the independent directors, including maintaining frequent contact with the Chairman of our Board and our Chief Executive Officer and facilitating collaboration and communication between the independent directors and management. Stockholders or other interested persons may send written communications to John E. Jackson, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
Board of Directors and its Committees
Board of Directors.  Our Board met four times and acted by unanimous written consent 32 times during 2025. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served during 2025, and all then-serving directors attended the 2025 Annual Meeting of Stockholders in person. Our Board expects each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

Committees.  Our Board currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board. The current members and Chairs of the committees, as of the Record Date, are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
J. Kevin Griffin	Chair		☒
John E. Jackson	☒	☒
Brian E. Lane		☒	Chair
Dunia A. Shive		☒	☒
Stephen B. Solcher	☒	Chair
Audit Committee.  During the year ended December 31, 2025, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board with its oversight of our investment valuation policy and procedures and monitoring and overseeing our policy standards and guidelines for risk assessment and risk management, including with respect to information technology and cybersecurity policies, procedures and incidents. Our Board has determined that each of Messrs. Griffin, Jackson and Solcher is an “Audit Committee financial expert” as defined by the SEC. Although not currently a member of the Audit Committee, our Board also determined that Ms. Shive qualifies as an “Audit Committee financial expert.” For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.
Compensation Committee.  During the year ended December 31, 2025, the Compensation Committee met five times and acted by unanimous written consent once. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. In addition, the Compensation Committee assists the Board in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The Compensation Committee is also responsible for approving, administering and overseeing and monitoring compliance with policies and procedures relating to the recovery or “clawback” of compensation. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board, except that no employee-director votes with respect to his or her compensation.
Nominating and Corporate Governance Committee.  During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board, identifying, researching and recommending to the Board director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to our Board any amendments to our corporate governance principles and overseeing the self-assessment of our Board and its committees. The Nominating and Corporate Governance Committee also oversees our strategy, initiatives, policies and reporting related to environmental, social and governance activities.
Board and Committee Evaluation Process
Each year, our Board conducts a thorough self-assessment evaluation process. Detailed questionnaires solicit anonymous input from directors regarding the performance and effectiveness of the Board, Board committees, individual directors and interaction with management and provide an opportunity for Board members to identify areas for improvement. The Nominating and Corporate Governance Committee reviews the results and feedback from this process and makes recommendations for improvements as appropriate. The Board has successfully used this process to evaluate Board and Board committee effectiveness and identify opportunities to strengthen the Board.

Compensation Committee Interlocks and Insider Participation
Each of Messrs. Solcher, Lane and Jackson and Ms. Shive are members of the Compensation Committee. Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the NYSE and not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company. During the year ended December 31, 2025, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under “Certain Relationships and Related Party Transactions,” except as disclosed therein. No “interlocking relationship,” as defined by the rules adopted by the SEC, existed during the year ended December 31, 2025 between any member of the Board or the Compensation Committee and an executive officer of Main Street.
Director Nomination Process
Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board must satisfy certain general criteria, including, among other things:
•be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;
•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•be willing and able to devote sufficient time to the affairs of Main Street and be diligent in fulfilling the responsibilities of a member of our Board and a member of any committee thereof (including: developing and maintaining sufficient knowledge of the Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board and any committee thereof; preparing for, attending and participating in meetings of our Board and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.
The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board to enhance its effectiveness and the effectiveness of its committees. The Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.
Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an “interested person,” as defined in 1940 Act, of the Company; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See “Stockholder Proposals” in this proxy statement and the relevant provisions of our Amended and Restated Bylaws for other requirements of stockholder proposals.
The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board, and our Board may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. No director nominee named in this proxy statement was nominated by stockholders.

Board’s Role in the Oversight of Risk Management
Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks.
We have an enterprise risk management program designed to help us identify, categorize, assess, mitigate and manage various risks facing our business. Members of our executive management team monitor and update each risk, regularly reassess the program and the risks identified to align with Company strategy, and report at least annually on progress thereof to the Audit Committee, which is responsible for overseeing the program.
The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee	Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, related party transactions, financial policies and credit and liquidity matters, along with information technology and cybersecurity systems, policies and procedures, including data privacy and security and business continuity and operational risks.
Compensation Committee	Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.
Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, director nomination, evaluation and succession planning, and oversight of environmental, social and governance activities.
Succession Planning
Our Board is actively engaged in succession planning for Board members and key employees. The Board’s succession planning efforts are led by the Compensation Committee for key employees and by the Nominating and Corporate Governance Committee for Board members, both overseen by the full Board. These activities include an ongoing evaluation of our internal talent and leadership and a succession plan that envisions those individuals’ advancement to key positions at the Company and consideration for the need to recruit from outside Main Street.
Insider Trading Policy and Hedging, Speculative Trading and Pledging of Company Securities
We have adopted an insider trading policy, which, among other things, governs the purchase, sale, and/or other disposition of our securities by our directors, officers and employees, and which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Our insider trading policy prohibits all directors, officers and employees (including temporary employees) from, directly or indirectly, trading in our securities while in the possession of material nonpublic information related to the Company and from engaging in short sales and short-term or other speculative trading of our securities and any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities issued by us. Prohibited hedging activity includes market transactions in puts, calls and other derivatives and the purchase of prepaid variable forward contracts, equity swaps and collars. Pledging our securities in a margin account or as collateral for a loan is also prohibited under the policy except in limited circumstances that are pre-approved by our Chief Compliance Officer. A copy of our Statement of Policy on Insider Trading is included as an exhibit to our annual report on Form 10-K.

Stock Ownership Guidelines
To align the interest of our directors, certain key employees and stockholders, the Board has established stock ownership guidelines pursuant to which non-employee directors and certain key employees, including each of our Named Executive Officers, or NEOs, are required to achieve and maintain minimum levels of stock ownership as a multiple of annual base salary, in the case of employees, or annual cash retainer, in the case of non-employee directors, within five years of first becoming subject to our stock ownership guidelines. Such equity ownership level is measured based on the average share closing price for each trading day in the previous year. Limited credit is also given under the guidelines to employees and non-employee directors (other than NEOs and the Chairman of the Board) for financial commitments made to investment advisory clients of the External Investment Manager. Our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
Executive Compensation Recovery, or “Clawback”
We have adopted a Clawback Policy in accordance with the requirements of the NYSE and Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Clawback Policy provides for the recovery of certain incentive-based compensation in the event of an accounting restatement of our financial statements in connection with material non-compliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting statement to correct a material error in previously issued financial statements. Under the Clawback Policy, we will promptly recoup from covered executive officers, including our NEOs, erroneously awarded compensation received by any such covered executive officer after the policy’s effective date if we are required to prepare an accounting restatement.
Additionally, restricted stock grants under the Main Street Capital Corporation 2022 Equity and Incentive Plan (the “2022 Equity and Incentive Plan”) include a “clawback” provision that enables us to cancel unvested shares and recoup the value of shares that vested within one year of the Board’s determination that a recipient of a grant engaged in certain prohibited conduct or caused the need for us to restate previously issued financial statements. Prohibited conduct that could trigger a “clawback” obligation includes termination of a grant recipient for cause (as defined in the grant agreement) and the recipient violating certain non-competition, non-solicitation or non-disclosure covenants in a grant agreement.
Stockholder Rights
We believe that our organizational structure and corporate governance practices are aligned with our stockholders’ best interests and consistent with industry best practices. We do not have a “staggered” or classified Board, which means that each of our directors stands for annual re-election. Additionally, we hold an annual advisory say-on-pay vote, which gives stockholders the ability to express their support or opposition to the level of executive compensation in the prior fiscal year on a regular basis. Under our Amended and Restated Bylaws, stockholders may cause us to hold a special meeting of stockholders and have the right to inspect our books and records by complying with the requirements under Maryland law. Finally, we do not maintain a stockholder rights plan or “poison pill” that could dilute stockholders’ ability to exercise influence over our corporate governance policies and practices.
We are aware that Institutional Shareholder Services, or ISS, has a policy of recommending “Against” votes for certain directors of public companies that have governing documents that provide the board of such public company with the exclusive power to amend the company’s bylaws. Since our initial public offering in 2007, the power to amend our Amended and Restated Bylaws has been vested exclusively with our Board as is permitted by Maryland law. Corporate bylaws generally deal with internal administrative matters of a company, such as board, board committee and shareholder meeting processes, officer elections and stock certificates. Our Board seems ideally suited to establish and maintain these types of rules since, under Maryland law, our directors owe legal duties to us and our stockholders that require them to act with a reasonable belief that their actions are in the best interests of us and our stockholders. On the other hand, under Maryland law, stockholders are not bound by any such legal duties and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of the Company. Despite the additional risks presented by granting stockholder access to amend our Amended and Restated Bylaws, in response to the ISS policy, we included a proposal in the agenda for each of our annual stockholder meetings for the six years from 2018 through 2023 to consider an amendment to our Articles of Amendment and Restatement (the “Charter”) to allow our stockholders to amend our Amended and Restated Bylaws. However, in each of the six years that we included this proposal in the annual stockholder meeting agenda, the proposal failed by a wide margin to receive sufficient support to pass.
We believe that our stockholder-friendly corporate governance policies and practices described above, along with other rights under our Charter and applicable regulations allowing stockholders to propose matters for a stockholder vote and to elect alternative directors annually, provide stockholders with ample opportunity to express their concerns over our corporate governance structure and to effect changes they deem necessary. Additionally, similar to the last few years, we believe the potential benefit of including the proposal in the Annual Meeting agenda is outweighed by the risk described above along with the additional cost of its inclusion, magnified by its low probability of approval based on the prior results. In light of these factors, we continue to believe that it is appropriate to discontinue our prior practice of seeking stockholder approval to amend our Charter to permit stockholder access to amend our Amended and Restated Bylaws.
Responsible Investment and Community Involvement
We believe that thoughtful consideration of certain matters, including environmental, social and governance initiatives, provides meaningful value to our employees, portfolio companies, stockholders and community. We believe that our commitment to implementing, maintaining and consistently seeking to improve business practices mindful of such matters will have a lasting positive impact on all of our key stakeholders. Therefore, we are dedicated to taking such considerations into account with respect to our corporate activities, including in the evaluation of investments. We incorporate these considerations into our investment diligence and evaluation processes. While we and the External Investment Manager may take such considerations into account when evaluating investments, neither we nor any of the funds advised by the External Investment Manager pursues an investment strategy based on environmental, social and governance factors or limits its investments to those that meet specific environmental, social or governance criteria or standards, and these factors are not a principal investment strategy of ours or any such fund. Any environmental, social and governance considerations evaluated are part of the total underwriting information considered by our investment teams and investment committee and positive or negative findings with respect to any or all such factors will not be dispositive in an investment decision.
We seek to maintain a close-knit culture, a factor that we believe is important in employee retention, which is reinforced by our Community Building Committee. Our Community Building Committee, which is composed of a substantial cross section of employees across our organization, develops programs and initiatives that promote an open and inclusive atmosphere and encourage employee outreach with our community, in each case based upon feedback received from our employees. We are a dedicated proponent of certain local charitable and non-profit organizations. We support these charities with both monetary donations, at the discretion of and with the approval of our Community Building Committee, and the support of our employees’ time and talents through special Main Street team projects and the utilization of our Volunteer Time Off program. The activities and results of our Community Building Committee and Main Street’s overall charitable activities are summarized and reported to the Nominating and Corporate Governance Committee on a quarterly basis. We encourage you to visit our website for more information about charitable organizations receiving our ongoing support. Nothing on our website, however, shall be deemed incorporated by reference into this proxy statement.

COMPENSATION OF DIRECTORS
The following table sets forth the compensation that we paid during the year ended December 31, 2025 to our non-employee directors. Directors who are also employees of Main Street or any of our subsidiaries did not receive compensation for their services as directors in 2025.
Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
J. Kevin Griffin	$247,500	$30,002	$277,502
John E. Jackson	275,000	30,002	305,002
Brian E. Lane	232,500	30,002	262,502
Dunia A. Shive	222,500	30,002	252,502
Stephen B. Solcher	242,500	30,002	272,502
Vincent D. Foster	380,000	30,002	410,002
______________________
(1)Non-employee directors may elect to defer a portion of their annual cash retainers under the Main Street Capital Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”). Amounts deferred under the Deferred Compensation Plan are 100% vested and earn a return based on the returns on certain investment alternatives permitted under the Deferred Compensation Plan, including phantom Main Street stock units, as designated by the participant. The following table sets forth information regarding the activity during 2025 related to the accounts of our non-employee directors under the Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2024	2025 Director Contributions	2025 Company Contributions	2025 Aggregate Earnings (Loss)	2025 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2025
J. Kevin Griffin	$2,659,339	$85,000	—	$339,552	—	$3,083,892
John E. Jackson	2,431,550	80,000	—	300,927	—	2,812,477
Brian E. Lane	1,811,104	85,000	—	229,064	—	2,125,167
Dunia A. Shive	941,995	90,000	—	128,010	—	1,160,004
Stephen B. Solcher	2,080,111	25,000	—	249,020	—	2,354,131
Vincent D. Foster	2,541,790	380,000	—	317,641	—	3,239,431
(2)Each of Ms. Shive and Messrs. Griffin, Jackson, Lane, Solcher and Foster received an award of 565 restricted shares on May 5, 2025 under the Main Street Capital Corporation 2022 Non-Employee Director Restricted Stock Plan (the “Non-Employee Director Plan”), which will vest 100% on May 4, 2026, the day of the Annual Meeting since the prior day is not a business day, provided that the grantee has been in continuous service as a member of the Board through such date. These amounts represent the grant date fair value of the 2025 stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each of Ms. Shive and Messrs. Griffin, Jackson, Lane, Solcher and Foster had 565 unvested shares of restricted stock outstanding as of December 31, 2025. Please see the discussion of the assumptions made in the valuation of these awards in Note J to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

The compensation for non-employee directors for 2025 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $200,000 and an additional $45,000 retainer for the Lead Independent Director. Mr. Foster also received an additional $180,000 retainer for his role as Chairman of the Board and for his participation as a non-employee member of our investment committee. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The Chairs and members of our Board committees received additional annual retainers for 2025 as follows:
•the Chair of the Audit Committee: $37,500;
•members of the Audit Committee other than the Chair: $17,500;
•the Chair of the Compensation Committee: $25,000;
•members of the Compensation Committee other than the Chair: $12,500;
•the Chair of the Nominating and Corporate Governance Committee: $20,000; and
•members of the Nominating and Corporate Governance Committee other than the Chair: $10,000.
The Non-Employee Director Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each non-employee director receives a number of shares equivalent to $30,000 based on the closing price of a share of our common stock on the NYSE (or other exchange on which our shares are then listed) on the date of grant. These shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.
Under the Deferred Compensation Plan, non-employee directors and certain key employees may defer receipt of some or all of their cash compensation, subject to certain limitations. Individuals participating in the Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the Deferred Compensation Plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the Deferred Compensation Plan, including phantom Main Street stock units for which shares of our common stock will be issued upon distribution. Amounts deferred into the Deferred Compensation Plan by the plan participants discussed above are 100% vested when contributed into the Deferred Compensation Plan, but are subject to market risk in connection with the investment alternatives elected by the participants.
For the beneficial ownership of our common stock by each of our directors and the dollar range value of such ownership, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 37.

OFFICERS
Our officers serve at the discretion of our Board. The following persons serve as our officers in the following capacities (information as of the Record Date):

Name	Age	Position(s) Held
Dwayne L. Hyzak(1)(2)	53	Member of the Board and Chief Executive Officer
David L. Magdol(1)(2)	55	President and Chief Investment Officer
Jesse E. Morris(2)	58	Executive Vice President and Chief Operating Officer
Jason B. Beauvais(2)	50	Executive Vice President, General Counsel and Secretary
Ryan R. Nelson	43	Chief Financial Officer and Treasurer
Nicholas T. Meserve	46	Managing Director
Ryan H. McHugh	49	Vice President, Chief Accounting Officer and Assistant Treasurer
Kristin L. Rininger	45	Chief Compliance Officer and Deputy General Counsel
______________________
(1)    Member of our investment committee. Mr. Foster, Chairman of the Board, also serves on the investment committee in his capacity as a non-employee committee member. The investment committee is responsible for all aspects of our investment processes, including approval of investments.
(2)    Executive officer and member of our executive committee. The executive committee consults with and advises our Chief Executive Officer on significant firm-wide operational and strategic priorities.
For more information on Mr. Hyzak, Member of the Board and Chief Executive Officer, see his biographical information under “Election of Directors” above.
David L. Magdol is our President and Chief Investment Officer. Mr. Magdol also serves as a member of our executive and investment committees. He has served as our President since 2018 and as Chief Investment Officer and Senior Managing Director since 2011. He has responsibility for the firm’s overall investment strategy and serves as group head of our lower middle market investment strategy. Mr. Magdol previously served as Vice Chairman from 2015 to 2018 and in other senior executive positions at Main Street. Prior to our IPO in 2007, Mr. Magdol served as a Senior Managing Director and in other executive positions for several Main Street predecessor funds and entities, which are now our subsidiaries. Mr. Magdol joined Main Street in 2002, becoming one of the founding members of the firm. Since 2020, Mr. Magdol has also served as the President and Chief Investment Officer of MSC Income. Prior to joining Main Street, Mr. Magdol was a Vice President in the investment banking group at Lazard Freres & Co. Prior to joining Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.
Jesse E. Morris is our Executive Vice President and Chief Operating Officer. Mr. Morris also serves as a member of our executive committee. He has served as Executive Vice President and Chief Operating Officer since joining Main Street in 2019 and as a Senior Managing Director since 2020. He has management responsibility over the firm’s internal operations, and in his role as a Senior Managing Director on our lower middle market investment team Mr. Morris is responsible for originating and executing new investments for the firm. Mr. Morris’s responsibilities also include managing a portfolio of lower middle market investments where he is an active board member and assists those portfolio companies with various strategic initiatives, capital raises and M&A activity. Mr. Morris also served as our Chief Financial Officer from 2021 until 2024. Since 2020, Mr. Morris has also served as the Executive Vice President and Chief Operating Officer of MSC Income. Prior to joining Main Street, Mr. Morris served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR), including most recently as Executive Vice President – Finance and President – Infrastructure Solutions, where he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY), including as Vice President and Chief Financial Officer – Foodservice Operations and Vice President of Finance and Chief Financial Officer – Broadline Operations. Mr. Morris began his career as a certified public accountant and was an Experienced Manager at Arthur Andersen LLP.
Jason B. Beauvais is our Executive Vice President, General Counsel and Secretary. Mr. Beauvais also serves as a member of our executive committee. Mr. Beauvais has served as General Counsel and Secretary since joining Main Street in 2008 and as Executive Vice President since 2021. He has management responsibility over the firm’s legal, compliance and technology functions. Mr. Beauvais also served as our Chief Compliance Officer from 2012 until 2024. Since 2020, Mr. Beauvais has also served as General Counsel and Secretary of MSC Income and as Executive Vice President since 2021. Prior to joining Main Street, Mr. Beauvais was an attorney with Occidental Petroleum Corporation

(NYSE: OXY), an international oil and gas exploration and production company. Mr. Beauvais began his legal career practicing corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions. In addition, he is a member of the Board of Directors of the Houston Arboretum & Nature Center, a non-profit urban nature sanctuary.
Ryan R. Nelson, a certified public accountant, is our Chief Financial Officer and Treasurer and has served in these roles since 2024. He previously served as our Vice President, Chief Accounting Officer and Assistant Treasurer from 2023 until 2024 and as Vice President of Finance from 2022 until 2023. Prior to joining Main Street, Mr. Nelson spent four years with Conn’s, Inc. (formerly NASDAQ: CONN), a furniture, mattress, electronics and appliance store chain, where he worked in several leadership roles, including Vice President and Chief Accounting Officer. On July 23, 2024, Conn’s and certain of its subsidiaries filed for voluntary protection under Chapter 11 of the Bankruptcy Code. Prior to joining Conn’s, Mr. Nelson spent seven years with EnLink Midstream Partners (formerly NYSE: ENLC), a midstream energy services company, where he worked in several leadership roles in their accounting group. Mr. Nelson began his career at KPMG LLP.
Nicholas T. Meserve is a Managing Director on our private credit investment team and has served in this role since joining Main Street in 2012. Mr. Meserve also serves as group head of our private credit investment strategy, where he leads the team’s efforts in sourcing, originating and executing new investments for the firm, as well as managing our portfolio of private loan and middle market investments. Since 2020, Mr. Meserve has also served as a Managing Director of MSC Income and previously served on MSC Income’s Board of Directors from 2016 until 2020. Prior to joining Main Street, Mr. Meserve was at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.
Ryan H. McHugh, a certified public accountant, is our Vice President and Chief Accounting Officer and has served in these roles since 2024. He previously served as our Vice President of Finance from May until August 2024. Since 2024, Mr. McHugh has also served as Vice President and Chief Accounting Officer of MSC Income. Prior to joining Main Street, Mr. McHugh spent eight years with Academy Sports + Outdoors, Inc. (NASDAQ: ASO) where he worked in several leadership roles including Vice President and Corporate Controller. Prior to joining Academy, Mr. McHugh held various accounting and leadership roles at Glori Energy Inc. (formerly NASDAQ: GLRI) and Stewart Title Company (NYSE: STC). Mr. McHugh began his career at Grant Thornton LLP in the assurance practice. Mr. McHugh graduated from the University of Texas at Austin with a B.A. in Economics and holds a Master’s degree in Accounting from the University of Texas at San Antonio.
Kristin L. Rininger is our Chief Compliance Officer and Deputy General Counsel and has served in these roles since 2024. Ms. Rininger has also served as Chief Compliance Officer and Deputy General Counsel of MSC Income since 2024. Prior to joining Main Street, Ms. Rininger was a Senior Director at ACA Group from June until August 2024 after spending four years as a Director and BDC Team Lead at Optima Partners, a leading financial industry regulatory and compliance consulting firm. Prior to Optima Partners, she spent six years as a corporate and securities attorney at the law firm of Eversheds Sutherland (US) LLP, primarily handling legal, regulatory and compliance matters for business development company clients.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation of our NEOs for 2025, who were:
•Dwayne L. Hyzak, Member of the Board and Chief Executive Officer;
•David L. Magdol, President and Chief Investment Officer;
•Jesse E. Morris, Executive Vice President and Chief Operating Officer;
•Jason B. Beauvais, Executive Vice President, General Counsel and Secretary; and
•Ryan R. Nelson, Chief Financial Officer and Treasurer.
Compensation Philosophy and Objectives
The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve our business objectives and reward them for performance while aligning management’s interests with those of our stockholders. The structure of our incentive compensation programs is formulated to encourage and reward the following, among other things:
•achievement of income and capital gains from our investment portfolio to sustain and grow our dividend payments;
•maintenance of liquidity and capital flexibility to accomplish our business objectives, including the preservation of investor capital;
•attainment of superior risk-adjusted returns on our investment portfolio; and
•professional development and growth of individual executives, the management team and other employees.
The Compensation Committee has the primary authority to establish compensation for our NEOs and other key employees and administers all executive compensation arrangements and policies. Our Chief Executive Officer assists the Committee by providing recommendations regarding the compensation of our NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. Our Chief Executive Officer routinely attends a portion of the Committee’s meetings. However, the Committee often meets in executive session without our Chief Executive Officer or other members of management when discussing compensation matters and on other occasions as determined by the Committee.
The compensation packages for our NEOs and other key employees are structured to reflect the Compensation Committee’s commitment to corporate governance best practices and performance-oriented executive compensation. Specifically, the Compensation Committee has implemented the following practices for our NEOs and other key employees:
•no employment agreements;
•no contractual cash severance benefits;
•no supplemental defined benefit pensions; and
•no tax gross-up payments.
The Compensation Committee believes the above practices are appropriate in light of our current objectives and compensation philosophies but reserves the right to re-visit these practices in the future as may be appropriate. The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of our NEOs and other key employees. Members of the Committee consider market practices by reviewing public and non-public information for executives at comparable companies and firms. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

Independent Compensation Consultant
The Compensation Committee has from time to time engaged independent compensation consultants to assist the Committee and provide advice on a variety of compensation matters relating to NEO, other key employee and independent director compensation, incentive compensation plans and compensation trends, best practices and regulatory matters. Any such compensation consultants are hired by and report directly to the Compensation Committee. Although compensation consultants may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee.
The Compensation Committee engaged Johnson Associates, Inc. (“Johnson”) as an independent compensation consultant during 2024 to assist with benchmarking of, and to provide general advice with respect to, executive and director retention and compensation. Neither Johnson nor any of its affiliates provided any other services to us or any of our affiliates during 2024 or 2025 other than MSC Income, to whom Johnson also provided general advice with respect to director retention and compensation. The Compensation Committee considered, among other things, the following factors when selecting Johnson to provide compensation consulting services and in evaluating its independence: (i) Johnson does not provide any other services to us, (ii) the amount of fees Johnson received from us, noting in particular that such fees are negligible when considered in the context of Johnson’s total revenues for the period, (iii) Johnson’s policies and procedures concerning conflicts of interest, (iv) there are no other business or personal relationships between our management or members of the Compensation Committee, on the one hand, and any Johnson representatives who provide compensation consulting services to us, on the other hand, and (v) neither Johnson nor any of the Johnson representatives who provide compensation consulting services to us own any of our securities.
Assessment of Market Data
In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain companies, including other internally managed business development companies, or BDCs, private equity firms, private credit firms, and other asset management and financial services companies, particularly those companies with responsibility for managing an externally managed BDC. This analysis focuses on key elements of compensation practices in general, and more specifically, the compensation practices at companies and firms reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope as compared to the Company.
With respect to other internally managed BDCs like us, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company’s respective proxies, research analysts’ reports and other publicly available information. However, there are relatively few internally managed BDCs and none that are directly comparable to us as regards business strategies (particularly our lower middle market investment strategy), assets under management, including for external parties through the External Investment Manager, typical investment size and type and market capitalization. Moreover, regarding the compensation and retention of executive talent, we also compete with asset management firms that manage private equity funds, private credit funds, hedge funds and other types of specialized investment funds. Since a significant number of these firms are generally private companies that are not required to publicly disclose their executive compensation practices and policies, the Committee relies on compensation consultants and surveys as well as other available information to compare compensation practices and policies.
Items taken into account from comparable companies and firms include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards, carried interest and other equity- or cash-based compensation. In addition to actual levels of cash and equity related compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, the mix of cash and equity compensation, the use of compensation consultants and certain corporate and executive performance measures that are established to achieve longer term total return for stockholders. Finally, in addition to analyzing comparable companies and firms, the Committee also evaluates the relative cost structure of the Company as compared to the entire BDC sector, including internally and externally managed BDCs, as well as other private funds.
Assessment of Company Performance
The Compensation Committee believes that sustained financial performance coupled with consistent stockholders’ returns as well as proportional employee compensation are essential components for our long-term business success. We typically make three- to seven-year debt investments in our portfolio companies and long-term to potentially permanent equity investments in our lower middle market portfolio companies. However, our business plan involves taking on investment risks over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. The quality of the earnings supporting the dividends as well as the maintenance and growth of dividends are key metrics in the Committee’s assessment of financial performance.

Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment approach and active monitoring and management of the investment portfolio over time. A meaningful part of our employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability of the management team is critical to achieving successful implementation of our strategies. Further, the Committee, in establishing and assessing executive salary and performance incentives, is more focused on our results as compared to our business objectives rather than the performance of Main Street relative to other comparable companies or industry metrics.
Executive Compensation Components
For 2025, the components of Main Street’s direct compensation program for our NEOs included:
•base salary;
•annual cash bonuses;
•long-term compensation pursuant to the 2022 Equity and Incentive Plan; and
•other benefits.
The Compensation Committee designs each NEO’s direct compensation package to appropriately reward the NEO for his or her contribution to the Company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with our Chief Executive Officer (except with respect to himself) to determine the appropriate mix and level of compensation for each individual. The Compensation Committee does not target a specific level of compensation relative to market practice, and only uses such data as a reference point when establishing compensation levels for NEOs. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals that are reviewed and approved by the Committee, as well as corporate objectives, are intended to motivate our NEOs to remain with us and work to achieve our expected business objectives. Stock-based compensation is awarded based on performance expectations approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee’s views regarding the benefits of current cash compensation and appropriate retention incentives.
Base Salary
Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional responsibilities of the position, our ability to replace the executive, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.
The salaries of our NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.
Annual Cash Bonuses
Annual cash bonuses are intended to reward individual performance on an annual basis and can therefore vary from year to year. Cash bonus awards for our NEOs are determined by the Compensation Committee on a discretionary basis based on performance criteria, particularly our dividend performance as well as corporate and individual performance goals and other measures established by the Committee with our Chief Executive Officer’s input (except with respect to his own performance criteria). Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account. Likewise, should actual performance fall below expected performance criteria, the Committee may adjust individual cash bonuses to take such inferior performance into account.

Long-Term Incentive Awards
Our Board and stockholders approved the 2022 Equity and Incentive Plan to provide stock-based awards as long-term incentive compensation to employees, including our NEOs. We use stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in our long-term growth in value and (iv) link employees’ compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award.
Restricted Stock.  We have received exemptive relief from the SEC that permits us to grant restricted stock in exchange for or in recognition of services by our executive officers, including our NEOs, and other employees. Pursuant to the 2022 Equity and Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC’s exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. The Committee generally awards restricted stock to employees, including NEOs, which generally vests in equal increments over a three- or five-year time frame based on continued service during the vesting period.
Options.  The Compensation Committee may also grant stock options to purchase our common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will become exercisable, or “vested,” at some later time after grant. Certain stock options may provide for vesting based on the grantee remaining employed by Main Street for a period of time and/or the grantee and/or Main Street attaining specified performance criteria. To date, the Committee has not granted stock options to any NEO.
For a discussion of our policies related to employee and director hedging of economic risk of owning our securities, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 37.
Other Benefits
Our NEOs generally participate in the same benefit plans and programs as our other employees, including comprehensive medical, dental and vision insurance, short term and long-term disability insurance and life insurance. We reimburse senior executives (including our NEOs) for certain approved concierge medical expenses and club membership expenses.
We maintain a 401(k) plan for all full-time employees who are at least 21 years of age through which we make non-discretionary matching contributions to each participant’s plan account on the participant’s behalf. For each participating employee, our contribution is a 100% match of the employee’s contributions up to a 3% contribution level and a 50% match of the employee’s contributions from a 3% to a 6% contribution level, with a maximum annual regular matching contribution of $15,750 during 2025. All contributions to the plan, including those made by us, vest immediately. The Board may also, at its sole discretion, provide that we will make additional contributions to employee 401(k) plan accounts, which would also vest immediately.
We also maintain the Deferred Compensation Plan to allow non-employee directors and certain key employees, including each of our NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the Deferred Compensation Plan. Individuals participating in the Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the Deferred Compensation Plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the Deferred Compensation Plan, including phantom Main Street stock units for which shares of our common stock will be issued upon distribution. Amounts deferred into the Deferred Compensation Plan by the plan participants discussed above are 100% vested when contributed into the Deferred Compensation Plan, but are subject to market risk in connection with the investment alternatives elected by the participants.
Perquisites
We provide no other material benefits, perquisites or retirement benefits to our NEOs.

Potential Payments Upon Change in Control or Termination of Employment
Unless the terms of an award provide otherwise, in the event of a specified transaction involving a “change in control” (as defined in the 2022 Equity and Incentive Plan) in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding awards, or for the grant of substitute awards, by the acquirer or survivor. In the event no such assumption or substitution occurs, each stock-based award, subject to its terms, will become fully vested or exercisable prior to the change in control on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the change in control following vesting or exercise. The award will terminate upon consummation of the change in control.
Transactions involving a “change in control” under the 2022 Equity and Incentive Plan include the following, other than where our stockholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of Main Street’s assets immediately following such transaction:
•a single person or entity or group of persons and/or entities, other than Main Street, any of our employee benefit plans, a company owned by our stockholders in substantially the same proportions as their ownership in Main Street or an underwriter temporarily holding securities pursuant to an offering by us, becomes the beneficial owner of more than 30% of the combined voting power of our voting securities then outstanding;
•a change in the membership of the Board such that the individuals who, as of the effective date of the 2022 Equity and Incentive Plan, constitute the Board (the “Continuing Directors”), and any new director whose election or nomination to the Board was approved by a vote of at least a majority of the Continuing Directors, cease to constitute at least a majority of the Board;
•a merger, reorganization or business combination of Main Street or one of our subsidiaries with or into any other entity, other than where the holders of our voting securities outstanding immediately before such transaction would represent immediately thereafter more than a majority of the combined voting power of the voting securities of Main Street or the surviving entity or the parent of such surviving entity;
•a sale or disposition of all or substantially all of our assets, other than where the holders of our voting securities outstanding immediately before such transaction hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer or the parent of such acquirer of such assets; or
•Our stockholders approve a plan of complete liquidation or dissolution of Main Street.
Our restricted stock awards also provide that (i) upon a participant’s death or disability (as defined in the award agreement), the unvested shares of restricted stock will fully vest, and (ii) upon a participant’s involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), a portion of the unvested shares of restricted stock will vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2025 that would have vested under the acceleration scenarios described above is shown under “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.”
In addition, NEOs who participate in the Deferred Compensation Plan could receive a distribution of their balances in the Deferred Compensation Plan in connection with certain transactions involving a change in control or their death, disability or termination of employment, depending on their distribution elections under the Deferred Compensation Plan. The aggregate balance in the Deferred Compensation Plan of each NEO as of December 31, 2025 is shown under “Compensation of Executive Officers — Nonqualified Deferred Compensation.”
Other than the accelerated vesting of restricted stock and compensation previously earned and deferred by NEOs under the Deferred Compensation Plan, we are not currently obligated to make any payments to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.
1940 Act Restrictions on Company Performance Based Compensation
The 1940 Act provides that a BDC such as us may maintain either an equity incentive plan or a “profit-sharing plan,” but not both, for its NEOs and other employees. For example, a BDC cannot maintain a compensation plan that awards employees shares of common stock based solely on operating or financial results, because such plan would have features of both an equity incentive plan and a “profit-sharing plan.” The Compensation Committee believes that equity incentives closely align the interests of our NEOs and employees with those of our stockholders. Accordingly, we have adopted and maintained equity incentive plans for our NEOs and employees since 2008. As a result, the 1940 Act prohibits us from having a “profit-sharing plan.”

The term “profit-sharing plan” is very broadly defined in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s gross or net income or any other indicia of the company’s overall financial performance, such as realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based on company performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use, and therefore does not use, nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. Instead, the Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for our NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies to the extent compensation paid to any “covered employee” exceeds $1 million in a given year. To the extent any of our “covered employees” receives compensation in excess of $1 million for any year, we generally cannot deduct such excess compensation for U.S. federal income tax purposes. For purposes of Section 162(m), a “covered employee” includes our Chief Executive Officer, our Chief Financial Officer and each of our other NEOs; in addition, once a person is determined to be a covered employee, such person continues to be a covered employee regardless of whether such person remains an NEO.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making compensation decisions as noted herein and retains the flexibility to authorize amounts and forms of compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by the Company for tax purposes.
Stockholder Advisory Vote on Executive Compensation
At our 2025 Annual Meeting of Stockholders, our stockholders provided an advisory vote with 88% of the votes cast approving our compensation philosophy, policies and procedures and the 2024 fiscal year compensation of our NEOs (the “Advisory Vote”). Subsequently, the Compensation Committee considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected our executive compensation decisions and policies by reaffirming our compensation philosophies, and the Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions.
2025 Compensation Determination
The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to our NEOs for the fiscal year ended December 31, 2025, is consistent with the overall objectives of our executive compensation program.
Base Salary
The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, changes in roles and responsibilities, relative cost of living and competitive market pressures.
In 2025, the Compensation Committee approved base salary increases for our NEOs at levels the Compensation Committee concluded were appropriate for the roles and responsibilities for each NEO and to align such NEO’s compensation with similar executive officers of comparable companies. The Compensation Committee’s goal in setting the base salary level for each NEO is to adequately compensate such NEO for expected base level of performance and provide for the retention of such NEO.
The amount of annual base salary paid to each NEO for 2025 is presented under the caption entitled “Compensation of Executive Officers — Summary Compensation Table.” The Committee believes that the salary increases and resulting base salaries were competitive in the marketplace and appropriate for our NEOs as the base component of their overall compensation packages.

Annual Cash Incentive Bonus
Cash bonuses are determined annually by the Compensation Committee and are based on individual and corporate performance objectives coupled with Committee discretion as appropriate. The 2025 performance criteria used for determining the cash bonuses for NEOs included, among other things, the following:
•significant overperformance of corporate financial objectives for 2025 versus both budget and historical periods, including very favorable performance on several key financial metrics, including (i) significant total investment income, DNII Before Taxes (defined below), DNII (defined below) and NII (defined below), (ii) significant outperformance versus budget for each of DNII Before Taxes, DNII and NII on a per share basis, (iii) very favorable levels of fair value increases on the investment portfolio, resulting in material net fair value appreciation (and including material amounts of both net realized gains and net unrealized appreciation), significant annual net income (or net increase in net assets from operations) and meaningful net asset value (“NAV”) per share growth and (iv) very favorable net income return on equity;
•significant increases in the value delivered to our stockholders in 2025 through the combination of significant increases in the monthly dividends and maintenance of the supplemental dividends paid to stockholders during 2025, increased monthly dividends and maintained supplemental dividends declared for the first quarter of 2026 and significant growth in the our NAV per share;
•significant overperformance of long-term corporate objectives, particularly those related to our long-term goals of:
•maintaining and growing monthly dividends, and generating DNII Before Taxes in excess of such monthly dividends,
•delivering superior financial results while maintaining a conservative leverage profile and overall capital structure and an industry leading low total operating expense structure,
•maintaining our two existing investment grade ratings, and
•strategically accessing the debt and equity capital markets to maintain our conservative leverage profile and overall capital structure, while also allowing for the continued future growth of our investment portfolio;
•favorable levels of return on asset performance, including investment income and net fair value changes (including both realized gains and losses and unrealized appreciation and depreciation), from our lower middle market and private loan investment strategies;
•contributions to the continued growth of our asset management business through the External Investment Manager, and strong performance of the funds and assets managed for third parties by the External Investment Manager;
•individual performance and achievement of individual goals, as well as the contribution to corporate objectives;
•maintaining liquidity and capital flexibility, and when appropriate working to increase such liquidity and capital flexibility, to accomplish our business objectives and mitigate the potential impacts of unexpected economic volatility;
•maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and
•appropriate and planned development of personnel.
We paid cash bonuses to our NEOs for 2025 performance in recognition of our very favorable financial results and operating performance and each NEO’s significant contributions to Main Street’s performance. The Compensation Committee considered a number of major achievements and other positive and negative factors when evaluating the cash bonuses paid to our NEOs for 2025. The net result of these considerations resulted in (i) cash bonuses paid to our NEOs that were relatively consistent with the cash bonuses paid in the prior two years, with both the current year and prior two years significantly increased when compared to other historical periods, and (ii) total cash bonuses paid to our employees that were also relatively consistent with the cash bonuses paid in the prior two years and increased in comparison to other historical periods. In particular, cash bonuses paid to our NEOs for 2025 performance included recognition of our ability to generate very favorable results on several key current year metrics, as discussed above, while also maintaining focus on achieving our long-term goals, resulting in continued growth on a combined basis of our lower middle market and private loan investment portfolios, while decreasing our middle market investment portfolio consistent with our stated initiative, and driving significant improvements to our business operations and in our capital structure and liquidity position.

Other positive factors considered by the Compensation Committee included:
•continued growth of our lower middle market investment portfolio, including record gross investment activity which significantly exceeded our 2025 annual goals and results in prior periods;
•significant realized gains in our lower middle market and private loan investment portfolios;
•strong financial performance and the achievement of several key goals at MSC Income, the publicly traded business development company managed by the External Investment Manager, including achieving an option for a full liquidity event for MSC Income’s stockholders by listing its common stock on the New York Stock Exchange in connection with a follow-on public offering, which were both finalized in 2025, continued growth of MSC Income’s private loan and lower middle market investment portfolios, maintaining regular quarterly dividends and periodic supplemental dividends paid to MSC Income’s stockholders during 2025 and declared for the first quarter of 2026, and growth in MSC Income’s NAV per share;
•positive performance of MS Private Loan Fund I, LP (“Fund I”) and MS Private Loan Fund II, LP (“Fund II” and, together with Fund I, the “Private Loan Funds”), each a private investment fund managed by the External Investment Manager;
•continued focus on increasing the portion of our investment portfolio comprised of our lower middle market and private loan investment strategies;
•continued decrease of our middle market investment portfolio, consistent with our stated initiative and goal to deemphasize this strategy over the last few years and fully exit the remaining middle market investment portfolio in the future;
•significant progress on several of our key long-term strategic initiatives established by management and reviewed periodically by the Compensation Committee and the Board;
•continuation of our focus on and improvement of employee retention, charitable and volunteering involvement and other community focused aspects of our business;
•growth of our investment management team through the hiring and integration of several key additions and internal promotions of long-tenured employees;
•continuation of, and improvement on, our low total operating expense structure in comparison to peer organizations;
•maintenance of investment grade ratings from Fitch Ratings and Standard & Poor’s Ratings Services;
•efficient use of our at-the-market, or ATM, equity offerings to issue equity as needed while maintaining a conservative leverage ratio;
•extension and expansion of our corporate credit facility and special purpose vehicle financing facility to increase the tenor and total commitments under each facility and also decrease the interest rate on each facility;
•issuance of incremental investment grade notes (completed in August 2025) to further diversify our capital structure, provide additional liquidity to repay existing debt securities that are approaching maturity, more appropriately stagger the maturity dates of such notes and increase our liquidity; and
•development of talented personnel.
Negative factors considered by the Compensation Committee included:
•realized losses incurred on certain investments;
•higher than desired amounts of our investments on non-accrual status on a cost and fair value basis during the year;
•higher than desired amounts of non-cash (paid-in-kind interest and dividends) investment income
•lower than expected private loan portfolio investments relative to our 2025 annual goals and actual results in prior periods; and
•increased level of employee turnover.

While each of these factors represents a negative outcome in comparison to our original goals and expectations for 2025, the impacts overall were deemed to be less significant than the positive factors noted above due to the facts that (i) the realized losses were primarily related to investments in portfolio companies that experienced underperformance in prior years and on which a meaningful portion of the actual fair value impact of such underperformance and the resulting negative impacts to our net income had been incurred and recognized in prior years, resulting in limited impact in 2025 relative to the total amount of realized losses and in comparison to the size of our overall investment portfolio and net income results for the year, (ii) investments on non-accrual status did not represent a significant percentage of our total investment portfolio, (iii) non-cash investment income did not represent a significant percentage of our total investment income, (iv) the overall markets for new investments in our private loan investment strategy was determined to be down in 2025 more significantly than our shortfall in this investment strategy relative to our expectations and (v) increased employee turnover was substantially offset by our prompt recruiting, hiring and onboarding of new personnel and other strategic initiatives designed to reduce employee turnover in the future.
The Compensation Committee did not weight these achievements or the positive and negative factors and used discretion in determining the cash bonus amount allocated to each executive. In summary, the performance of our NEO group and management team overall was consistently at a high level in 2025 resulting in excellent financial results and operating performance.
The amount of cash bonus paid to each NEO for 2025 is presented under the caption entitled “Compensation of Executive Officers — Summary Compensation Table.” The Committee believes that these cash bonus awards are individually appropriate based on 2025 performance. Such cash bonuses comprise a key component of our overall compensation program.
Long-Term Incentive Awards
We granted restricted shares to our NEOs in 2025 to recognize individual contributions to corporate strategic priorities and to the long-term performance of Main Street. Other objectives of restricted stock awards were to assist with retention, align NEO interests with stockholder interests and to provide competitive total direct compensation. Contributions to our future success include expanded roles of NEOs within the Company, recruitment and development of personnel, advancement of strategic initiatives with benefits beyond the current year, development of appropriate capital structure alternatives and enhancement of our reputation with key constituents.
The number and value of restricted shares granted to each NEO in 2025 is presented under the caption entitled “Compensation of Executive Officers — Grants of Plan-Based Awards.” The Committee is currently assessing the potential for long-term incentive compensation through grants of restricted shares to our NEOs for 2026, which are expected to be awarded in April 2026.
Risk Management and Compensation Policies and Practices
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking and concluded:
•compensation is allocated among base salary and short- and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;
•significant weighting towards long-term incentive compensation discourages short-term risk taking;
•executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation;
•clawback features applicable to incentive compensation and restricted stock grants ensure that we are appropriately protected from any event that would trigger a clawback obligation; and
•multi-year vesting of restricted stock coupled with stock ownership guidelines properly account for the time horizon of risks.
Finally, in addition to the factors described above, incentive compensation decisions include subjective considerations that restrain the influence of formulae or objective-driven determinations that might lead to excessive risk taking.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street’s management and, based on our review and discussions, we recommended to the Board of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Stephen B. Solcher, Chair John E. Jackson Brian E. Lane Dunia A. Shive

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes the compensation of our NEOs for the fiscal year ended December 31, 2025.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Dwayne L. Hyzak	2025	$759,375	$3,750,000	$4,283,748	$44,559	$8,837,682
Member of the Board and Chief Executive Officer	2024	726,250	3,750,000	3,663,748	42,846	8,182,844
	2023	691,250	3,600,000	3,218,240	249,190	7,758,680
David L. Magdol	2025	$640,000	$2,700,000	$3,099,391	$21,549	$6,460,940
President and Chief Investment Officer	2024	618,750	2,700,000	2,925,931	20,645	6,265,326
	2023	592,500	2,900,000	2,787,469	19,970	6,299,939
Jesse E. Morris	2025	$625,000	$2,300,000	$2,973,388	$20,750	$5,919,138
Executive Vice President and Chief Operating Officer	2024	603,750	2,550,000	2,798,684	20,645	5,973,079
	2023	577,500	2,750,000	2,660,746	19,970	6,008,216
Jason B. Beauvais	2025	$545,000	$1,775,000	$1,763,923	$20,750	$4,104,673
Executive Vice President, General Counsel and Secretary	2024	525,000	1,750,000	1,602,928	20,645	3,898,573
	2023	501,250	1,600,000	1,545,758	19,970	3,666,978
Ryan R. Nelson	2025	$386,250	$550,000	$403,174	$15,750	$1,355,174
Chief Financial Officer and Treasurer	2024	365,937	400,000	476,369	15,525	1,257,831
______________________
(1)These amounts reflect annual cash bonuses earned by each NEO based on individual and corporate performance as determined by the Compensation Committee.
(2)These amounts represent the fair value of restricted stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note J to the audited consolidated financial statements included in the annual report accompanying this proxy statement.
(3)These amounts reflect (i) employer matching contributions in our 401(k) plan, (ii) employer reimbursements for approved concierge medical services and (iii) reimbursement for approved club membership expenses. Payments for concierge medical services in 2025 were $5,000 for each of Messrs. Hyzak, Morris and Beauvais and $5,799 for Mr. Magdol. Additionally, in 2025 Mr. Hyzak received reimbursement for certain club membership expenses in an amount equal to $23,809. All other amounts in this column for 2025 are employer 401(k) matching contributions.

Grants of Plan-Based Awards
The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal year 2025:

Name	Grant Date	Stock Awards; Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Dwayne L. Hyzak	April 1, 2025	74,216	$4,283,748
David L. Magdol	April 1, 2025	53,697	3,099,391
Jesse E. Morris	April 1, 2025	51,514	2,973,388
Jason B. Beauvais	April 1, 2025	30,560	1,763,923
Ryan R. Nelson	April 1, 2025	6,985	403,174
______________________
(1)Restricted stock grants to NEOs under the 2022 Equity and Incentive Plan in 2025 vest ratably over three years from the grant date (except for certain awards of restricted stock granted to each NEO which vest ratably over five years from the grant date in the following amounts: 13,970 shares for Mr. Hyzak; 9,604 shares for each of Mr. Magdol and Mr. Morris; 6,112 shares for Mr. Beauvais; and 2,619 shares for Mr. Nelson), and all underlying shares are entitled to dividends and voting rights beginning on the grant date.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remained outstanding at December 31, 2025:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)(2)		Market Value of Shares of Stock That Have Not Vested(3)
Dwayne L. Hyzak	157,802	(4)	$9,529,663
David L. Magdol	122,319	(5)	7,386,844
Jesse E. Morris	117,266	(6)	7,081,694
Jason B. Beauvais	69,827	(7)	4,216,853
Ryan R. Nelson	15,715	(8)	949,029
______________________
(1)No restricted stock awards have been transferred.
(2)Certain shares of unvested stock of each NEO would not vest upon the NEO’s involuntary termination without cause or voluntary termination with good reason pursuant to the terms of the award agreement (each as defined in the award agreement): 28,887 shares for Mr. Hyzak; 19,315 shares for each of Mr. Magdol and Mr. Morris; 14,956 shares for Mr. Beauvais; and 6,765 shares for Mr. Nelson.
(3)The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the NYSE at December 31, 2025 (the last trading day of the year).
(4)74,199 shares will vest on April 1, 2026; 48,913 shares will vest on April 1, 2027; 26,499 shares will vest on April 1, 2028; 5,397 shares will vest on April 1, 2029; and 2,794 shares will vest on April 1, 2030, subject in each case to the NEO still being employed by us on the respective vesting date.
(5)59,953 shares will vest on April 1, 2026; 38,282 shares will vest on April 1, 2027; 18,940 shares will vest on April 1, 2028; 3,223 shares will vest on April 1, 2029; and 1,921 shares will vest on April 1, 2030, subject in each case to the NEO still being employed by us on the respective vesting date.
(6)57,260 shares will vest on April 1, 2026; 36,650 shares will vest on April 1, 2027; 18,212 shares will vest on April 1, 2028; 3,223 shares will vest on April 1, 2029; and 1,921 shares will vest on April 1, 2030, subject in each case to the NEO still being employed by us on the respective vesting date.

(7)33,041 shares will vest on April 1, 2026; 21,778 shares will vest on April 1, 2027; 11,477 shares will vest on April 1, 2028; 2,308 shares will vest on April 1, 2029; and 1,223 shares will vest on April 1, 2030, subject in each case to the NEO still being employed by us on the respective vesting date.
(8)5,971 shares will vest on April 1, 2026; 4,642 shares will vest on April 1, 2027; 3,017 shares will vest on April 1, 2028; 1,561 shares will vest on April 1, 2029; and 524 shares will vest on April 1, 2030, subject in each case to the NEO still being employed by us on the respective vesting date.
Equity Awards Vested in Fiscal Year
The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2025:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Dwayne L. Hyzak	75,391	$4,351,569
David L. Magdol	64,196	3,705,393
Jesse E. Morris	61,828	3,568,712
Jason B. Beauvais	33,698	1,945,049
Ryan R. Nelson	3,991	230,361
______________________
(1)Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations.
(2)Value realized upon vesting is based on the closing price of our common stock on the vesting date.
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the fiscal year ended December 31, 2025. Accordingly, there is nothing to report under Item 402(x) of Regulation S-K.
Nonqualified Deferred Compensation
The following table sets forth information regarding the activity during the fiscal year ended December 31, 2025 related to the accounts of our NEOs under the Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2024	2025 Executive Contributions(1)	2025 Company Contributions	2025 Aggregate Earnings(2)	2025 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2025(3)
Dwayne L. Hyzak	$3,297,089	$330,488	—	$261,199	—	$3,888,775
David L. Magdol	2,782,819	469,000	—	245,096	—	3,496,915
Jesse E. Morris	4,059,247	900,125	—	653,871	—	5,613,243
Jason B. Beauvais	2,106,715	229,500	—	250,646	—	2,586,861
Ryan R. Nelson	—	—	—	—	—	—
______________________
(1)The 2025 Executive Contributions shown above include amounts reported in the “Salary” column of the Summary Compensation Table for 2025 as follows: $49,238 for Mr. Hyzak; $199,000 for Mr. Magdol; $7,625 for Mr. Morris; $54,500 for Mr. Beauvais; and $0 for Mr. Nelson. The remaining amounts included in 2025 Executive Contributions shown above represent contributions from bonuses that accrued in 2024 but were paid in 2025.
(2)The 2025 Aggregate Earnings shown above represents earnings on amounts in the Deferred Compensation Plan during 2025. These amounts are not reported in the Summary Compensation Table.
(3)The Aggregate Balance at December 31, 2025 shown above includes amounts reported in the Summary Compensation Table (or would have been reported if the person was an NEO) for prior years as follows: $2,477,273 for Mr. Hyzak; $1,720,612 for Mr. Magdol; $3,329,203 for Mr. Morris; $1,295,502 for Mr. Beauvais; and $0 for Mr. Nelson.
We maintain the Deferred Compensation Plan, an unfunded, nonqualified deferred compensation plan, to allow non-employee directors and certain key employees, including each of our NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Pursuant to the Deferred Compensation Plan, executives may contribute on a pre-tax basis up to 100% of their salary and cash bonus. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the Deferred Compensation Plan. Individuals participating in the Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan earn a return based on the returns on certain investment alternatives permitted under the Deferred Compensation Plan, including phantom Main Street stock units, as designated by the participant.
Potential Payments Upon Change in Control or Termination of Employment
As described in “Compensation Discussion and Analysis,” our restricted stock awards to employees, including NEOs, provide that (i) upon certain transactions involving a change in control or upon a participant’s death or disability (as defined in the award agreement), the unvested shares of restricted stock will fully vest, and (ii) upon an involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), a portion of the unvested shares of restricted stock will vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2025 that would have vested under the acceleration scenarios described above is shown under the heading “— Outstanding Equity Awards at Fiscal Year-End.”
In addition, NEOs who participate in the Deferred Compensation Plan could receive a distribution of their balances in the Deferred Compensation Plan in connection with certain transactions involving a change in control or their death, disability or termination of employment, depending on their distribution elections under the Deferred Compensation Plan. The aggregate balance in the Deferred Compensation Plan of each NEO as of December 31, 2025 is shown under the heading “— Nonqualified Deferred Compensation.”
Other than the accelerated vesting of restricted stock and compensation previously earned and deferred by NEOs under the Deferred Compensation Plan, we are not currently obligated to make any payments to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.
Chief Executive Officer Pay Ratio
For 2025, our last completed fiscal year, the median of the annual total compensation of all of our employees (other than Mr. Hyzak, our Chief Executive Officer) was $238,279, and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $8,837,682. Based on this information, our Chief Executive Officer’s 2025 annual total compensation was approximately 37 times that of the median of the 2025 annual total compensation of all of our employees (other than our Chief Executive Officer).
We selected December 31, 2025 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our Chief Executive Officer) for 2025. As of December 31, 2025, our employee population consisted of 109 individuals; all but three were located in our Houston, Texas office. We compared the annual total compensation for our employee population in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, stock awards and employer matching contributions to employee accounts in our 401(k) plan. In making this determination, we annualized the compensation of 22 employees who were hired in 2025 but did not work for us the entire fiscal year.

“Pay Versus Performance”
In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following table that sets forth certain compensation measures for certain of our officers alongside certain performance metrics for the Company and certain of our industry peers:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Company Total Shareholder Return(3)	S&P BDC Index Total Shareholder Return(3)	Net Income(4) ($ in thousands)	Distributable Net Investment Income Before Taxes(5) ($ in thousands)
2025	$8,837,682	$9,791,029	$4,459,981	$4,951,919	$274.81	$104.03	$493,398	$390,021
2024	8,182,844	11,219,287	4,348,702	6,000,944	248.31	120.79	508,080	374,969
2023	7,758,680	9,123,226	5,325,044	6,326,314	168.69	115.90	428,447	356,788
2022	7,081,320	6,541,799	5,186,419	4,769,633	131.56	102.05	241,606	257,522
2021	5,028,757	6,258,742	2,923,779	3,775,525	148.18	125.12	330,762	194,742
______________________
(1)The principal executive officer (“PEO”) and the non-PEO NEOs for each year are as follows:
a.PEO: Dwayne L. Hyzak
b.non-PEO NEOs: in 2025 and 2024 were David L. Magdol, Jesse E. Morris, Jason B. Beauvais and Ryan R. Nelson; in 2023 and 2022 were David L. Magdol, Jesse E. Morris and Jason B. Beauvais; and in 2021 were David L. Magdol, Jesse E. Morris, Jason B. Beauvais and Brent D. Smith.
(2)Amounts are the result of a calculation that begins with the Summary Compensation Table total compensation (“SCT Total”) in the given year with certain adjustments prescribed by the SEC rules (“Compensation Actually Paid”). The following table provides a reconciliation of SCT Total with Compensation Actually Paid for the fiscal year ended December 31, 2025:

Name	Year	SCT Total	SCT Stock Awards	Fair Value of Stock Awards Granted in the Covered Year	Change in Fair Value of Unvested Stock Awards from Prior Years	Fair Value of Stock Awards Granted and Vested in the Covered Year	Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	Fair Value of Stock Awards Forfeited	Value of Dividends on Unvested Stock Awards	Compensation Actually Paid
PEO	2025	$8,837,682	$(4,283,748)	$4,481,904	$151,291	$—	$(64,836)	$—	$668,736	$9,791,029
NEO Average	2025	4,459,981	(2,059,969)	2,155,259	82,523	—	(35,198)	—	349,323	4,951,919
(3)Amounts represent the value of a hypothetical $100 investment beginning at market close on the last trading day of 2020, assuming reinvestment of all dividends (“Total Shareholder Return”).
(4)Amounts represent the “Net increase in net assets resulting from operations” (“Net Income”) as presented in our annual reports on Form 10-K, as applicable.
(5)Amounts represent our distributable net investment income (“DNII”) before taxes (“DNII Before Taxes”), which is net investment income (“NII”) as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), excluding the impact of non-cash compensation expenses and any tax expenses included in NII. We believe that presenting DNII Before Taxes is useful and appropriate supplemental disclosure for analyzing our financial performance since (i) non-cash compensation expenses do not result in a net cash impact to us upon settlement and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII Before Taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing our financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII Before Taxes is detailed in our annual report on Form 10-K for the year ended December 31, 2025

(for the years ended December 31, 2025 and 2024). The amounts presented for earlier periods represent DNII, as our presentation of NII in prior periods did not include any tax expenses. Reconciliations of NII in accordance with U.S. GAAP to DNII for earlier periods are included in our previously filed annual reports on Form 10-K for the years ended December 31, 2022 (for the year ended December 31, 2021) and December 31, 2023 (for the years ended December 31, 2023 and 2022).

The graph below reflects the relationship between Compensation Actually Paid to our PEO and non-PEO NEOs and Net Income and DNII Before Taxes:

$12,000,000
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
600000
500000
400000
300000
200000
100000
0
Net Income or DNII Before Taxes (in thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income ($ in thousands)
DNII Before Taxes ($ in thousands)

The graph below reflects the relationship between Compensation Actually Paid to our PEO and non-PEO NEOs and Total Shareholder Return for the Company and the S&P BDC Index:

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
300
250
200
150
100
50
0
Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

As described above, restrictions imposed by the 1940 Act restrict the Compensation Committee’s ability to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. However, the Committee considers several financial performance metrics, along with other factors including operational goals and individual performance criteria, in determining the appropriate compensation for our NEOs. Subject to the foregoing restrictions imposed by the 1940 Act, in our assessment, the following list of performance measures represent the most important performance measures used to link Compensation Actually Paid to our NEOs, for the most recently completed fiscal year, to our performance:
•return on equity percentage (based upon the net increase in net assets from operations, or Net Income, as included in the graph above);
•DNII Before Taxes, which is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share based compensation expenses and deferred compensation expense or benefit, and any tax expenses included in NII;

•total dividends paid to stockholders;
•net realized gain or loss; and
•net unrealized appreciation or depreciation.
Other key metrics considered by the Compensation Committee when determining the appropriate compensation for NEOs include gross and net investment activity, net origination activities, growth and performance of our asset management business, maintenance of liquidity and capital flexibility and individual contributions to corporate objectives.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our common stock by:
•each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 90,104,831 shares of common stock outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Independent Directors:
J. Kevin Griffin	70,828	(1)	*
John E. Jackson	83,179	(2)	*
Brian E. Lane	49,375	(3)	*
Dunia A. Shive	24,773	(4)	*
Stephen B. Solcher	50,193	(5)	*
Interested Directors:
Vincent D. Foster	1,874,945	(6)	2.08%
Dwayne L. Hyzak	452,659		*
Executive Officers Who Are Not Directors:
David L. Magdol	404,901		*
Jesse E. Morris	235,698		*
Jason B. Beauvais	182,038		*
Ryan R. Nelson	19,285		*
All Directors and Executive Officers as a Group (11 persons)	3,447,874		3.83%
______________________
*    Less than 1%
(1)Includes 48,199 phantom stock units under the Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the Deferred Compensation Plan.
(2)Includes 1,998 shares of common stock held by Mr. Jackson’s wife and 46,964 phantom stock units under the Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the Deferred Compensation Plan.
(3)Includes 35,488 phantom stock units under the Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the Deferred Compensation Plan.
(4)Includes 19,371 phantom stock units under the Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the Deferred Compensation Plan.
(5)Includes 39,311 phantom stock units under the Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the Deferred Compensation Plan.

(6)Includes 137,721 shares of common stock held by family and charitable trusts. For each of these trusts, Mr. Foster acts as trustee, may from time to time direct the trustee to vote or dispose of these shares and/or holds a remainder interest therein.
The Board has established stock ownership guidelines pursuant to which independent directors and certain key employees, including each executive officer listed in the table above, are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
Executive incentive compensation, including restricted stock, is subject to clawback under our Clawback Policy, and restricted stock grants include a separate clawback feature for certain events. See “Corporate Governance — Executive Compensation Recovery, or “Clawback”” for more information.
The following table sets forth, as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $100,000
Dwayne L. Hyzak	over $100,000
Independent Directors:
J. Kevin Griffin	over $100,000
John E. Jackson	over $100,000
Brian E. Lane	over $100,000
Dunia A. Shive	over $100,000
Stephen B. Solcher	over $100,000
______________________
(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on the NYSE of $57.20 per share as of the Record Date.
(3)The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board to review Main Street’s financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the NYSE. As the Audit Committee, we are responsible for the selection, engagement, compensation, retention and oversight of Main Street’s independent registered public accounting firm. We are also responsible for recommending to the Board that Main Street’s audited financial statements be included in its annual report on Form 10-K for the most recently completed fiscal year.
In making our recommendation that Main Street’s financial statements be included in its annual report on Form 10-K for the year ended December 31, 2025, we have taken the following steps:
•We discussed with Grant Thornton LLP, or Grant Thornton, Main Street’s independent registered public accounting firm for the year ended December 31, 2025, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.
•We conducted periodic executive sessions with Grant Thornton, with no members of Main Street’s management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.
•We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton’s independence.
•We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.
•We reviewed, and discussed with Main Street’s management and Grant Thornton, Main Street’s audited consolidated balance sheet at December 31, 2025, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2025.
Based on the reviews and actions described above, we recommended to the Board that Main Street’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE AUDIT COMMITTEE

J. Kevin Griffin, Chair John E. Jackson Stephen B. Solcher

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2026
(ITEM 2)
Our Board has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of Main Street. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2025 and December 31, 2024, we incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Audit Fees	$1,028,980	$995,823
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,028,980	$995,823
Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.
It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.
The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise.
Required Vote
The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3)
Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our and their individual performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs and other key employees is reasonable and not excessive. To this end, our Compensation Committee is advised from time to time by an independent compensation consultant. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the “Compensation of Executive Officers” section of this proxy statement.
In accordance with the results of the vote at our 2023 Annual Meeting of Stockholders, our Board has determined to implement an advisory vote on executive compensation each year until the next required advisory vote on the frequency of stockholder votes on the compensation of executives. The annual non-binding advisory “Say on Pay” vote gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.
As an advisory vote, this proposal is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, or require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs and other key employees. In particular, to the extent there is any significant vote against our NEOs’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Text of the Resolution to be Adopted
We are asking stockholders to vote “For” the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the section titled Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures.”
Required Vote
The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS ADVISORY RESOLUTION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to certain exceptions. In addition, the Audit Committee reviews and considers related party transactions.
In addition, our Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
External Investment Advisory Clients
Through the External Investment Manager we maintain an asset management business through which we manage investments for third parties. The External Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Our executive officers and employees may have a direct financial interest in investment advisory clients of the External Investment Manager by virtue of holding stock, membership or limited partner interests, or such equivalent units of interest.
The External Investment Manager serves as the investment adviser and administrator to MSC Income pursuant to an Investment Advisory and Administrative Services Agreement entered into in October 2020 between the External Investment Manager and MSC Income (as amended and restated on January 29, 2025, the “MSC Income Advisory Agreement”). Under the MSC Income Advisory Agreement, the External Investment Manager earns a 1.5% annual base management fee on MSC Income’s average total assets (including cash and cash equivalents), payable quarterly in arrears (with additional future contractual reductions based upon changes to MSC Income’s investment portfolio composition), a subordinated incentive fee on income equal to 17.5% of pre-incentive fee net investment income above a specified investment return hurdle rate, subject to a 50% / 50% catch-up feature, and a 17.5% incentive fee on cumulative net realized capital gains from January 29, 2025.
From time to time, we may make investments in clients of the External Investment Manager in the form of debt or equity capital on terms approved by our Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act.
In January 2025, MSC Income completed a follow-on public offering of its common stock and listing on the NYSE (the “MSIF Public Offering”). In connection with the MSIF Public Offering, we entered into a share purchase plan (the “MSIF Purchase Plan”) to purchase up to $20.0 million in the aggregate of shares of MSC Income common stock in the open market for a twelve-month period beginning in March 2025, at times when the market price per share of MSC Income common stock is trading below the most recently reported NAV per share of MSC Income’s common stock by certain pre-determined levels (including any updates, corrections or adjustments publicly announced by MSC Income to any previously announced NAV per share). The purchases of shares of MSC Income common stock pursuant to the MSIF Purchase Plan are intended to satisfy the conditions of Rule 10b5-1 and Rule 10b-18 under the Exchange Act and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MSC Income also entered into a share repurchase plan to purchase up to $65.0 million in the aggregate of its common stock in the open market with terms and conditions substantially similar to the MSIF Purchase Plan for shares of MSC Income common stock, and daily purchases under the two plans, if any, are expected to be split pro rata (or as close thereto as reasonably possible) between us and MSC Income based on the respective plan sizes. In connection with our potential acquisition in excess of 3% of MSC Income’s outstanding common stock as a result of such purchases and additional potential purchases, we entered into a Fund of Funds Investment Agreement with MSC Income (the “MSC Income Fund of Funds Agreement”). The MSC Income Fund of Funds Agreement provides for the acquisition of MSC Income’s shares of common stock by us, and MSC Income’s sale of such shares to us, in a manner consistent with the requirements of Rule 12d1-4 under the 1940 Act.

A summary of our purchases of shares of MSC Income’s common stock during the years ended December 31, 2025, 2024 and 2023 is as follows:

Period	Total Number of Shares Purchased (1)	Average Price Paid Per Share (1)(2)	Total Cost (2)

	(in thousands, except shares and per share amounts)
May 1 through May 31, 2023 (3)	127,877	$15.64	$2,000
August 1 through August 31, 2023 (3)	174,271	15.78	2,750
September 1 through September 30, 2023 (4)	57,692	13.00	750
October 1 through October 31, 2023 (3)	237,944	15.76	3,750
January 1 through January 31, 2024 (3)	157,035	15.92	2,500
May 1 through May 31, 2024 (3)	157,629	15.86	2,500
August 1 through August 31, 2024 (3)	125,314	15.96	2,000
January 1 through January 31, 2025 (5)	289,761	15.53	4,500
April 1 through April 30, 2025 (6)	3,054	14.59	45
May 1 through May 31, 2025 (6)	26	14.97	—
August 1 through August 31, 2025 (6)	14,010	14.25	200
September 1 through September 30, 2025 (6)	41,611	13.98	582
October 1 through October 31, 2025 (6)	54,108	13.15	712
November 1 through November 30, 2025 (6)	89,588	12.76	1,143
December 1 through December 31, 2025 (6)	65,366	13.79	901
____________________
(1)MSC Income completed a two-for-one reverse stock split, effective as of December 16, 2024; as such, shares purchased and price per share have been adjusted to reflect the reverse stock split on a retrospective basis.
(2)Includes broker commissions, as applicable.
(3)We purchased shares at the price shares were purchased by MSC Income stockholders pursuant to MSC Income’s dividend reinvestment plan for its dividend on such date.
(4)We purchased shares through the modified “Dutch Auction” tender offer commenced by MSC Income and us in August 2023 to purchase, severally and not jointly, up to an aggregate of $3.5 million of shares from stockholders of MSC Income, subject to the conditions described in the offer to purchase such shares dated August 16, 2023.
(5)We purchased 289,761 shares of MSC Income common stock in the MSIF Public Offering at the public offering price of $15.53.
(6)Shares purchased by us pursuant to the MSIF Purchase Plan.
Each of our purchases of MSC Income common stock was unanimously approved by the Board and MSC Income’s board of directors, in each case including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the respective company. As of the Record Date, we owned 1,848,297 shares of MSC Income common stock. In addition, certain of our officers and employees own shares of MSC Income common stock and therefore have direct pecuniary interests in MSC Income.
The External Investment Manager also serves as investment adviser and administrator to each of the Private Loan Funds, each pursuant to an investment management agreement. Under these investment management agreements, the External Investment Manager provides investment advisory and management services to the Private Loan Funds in exchange for an asset-based fee and certain incentive fees. Each of the Private Loan Funds is a private investment fund exempt from registration under the 1940 Act that co-invests with us in our private loan investment strategy. We have committed to contribute up to $15.0 million as a limited partner to each of the Private Loan Funds and will be entitled to distributions on such interest. Certain of our officers and employees have made capital commitments to the Private Loan Funds as limited partners and therefore have direct pecuniary interests in the Private Loan Funds. Our limited partner commitments to the Private Loan Funds were unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company.

In February 2026, we provided MSC Income with a revolving line of credit pursuant to an Unsecured Revolving Promissory Note (as amended, restated or otherwise modified, the “MSIF Note”), which currently provides for borrowings up to $30.0 million. Borrowings under the MSIF Note bear interest at a rate of SOFR plus 4.5%, subject to a 2.0% SOFR floor and mature in December 2029. Available borrowings under the MSIF Note are subject to a 0.25% non-use fee. The borrowings under the MSIF Note are unsecured. The MSIF Note was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company.
In March 2022, we provided Fund I with a revolving line of credit pursuant to a Secured Revolving Promissory Note, (as amended, restated or otherwise modified, the “Fund I Note”), which currently provides for borrowings up to $15.0 million. Borrowings under the Fund I Note bear interest at a rate of SOFR plus 3.0%, subject to a 2.0% SOFR floor, can be advanced through March 2026 and mature in March 2027. Available borrowings under the Fund I Note are subject to a 0.25% non-use fee. The borrowings under the Fund I Note are collateralized by all assets of Fund I (other than the assets of its special purpose vehicle financing subsidiary). The Fund I Note was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company.
In November 2024, we provided Fund II with a revolving line of credit pursuant to a Secured Revolving Promissory Note (as amended, restated or otherwise modified, the “Fund II Note”), which currently provides for borrowings up to $10.0 million. Borrowings under the Fund II Note bear interest at a rate of SOFR plus 3.0%, subject to a 2.0% SOFR floor, and mature on the date upon which Fund II’s investment period concludes, which is scheduled to occur in June 2029. Available borrowings under the Fund II Note are subject to a 0.25% non-use fee. The borrowings are collateralized by all assets of Fund II (other than the assets of its special purpose vehicle financing subsidiary). The Fund II Note was unanimously approved by the Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company.
As described above in “Compensation of Executive Officers — Nonqualified Deferred Compensation,” participants in the Deferred Compensation Plan elect one or more investment options, including phantom Main Street stock units, interests in affiliated funds and various mutual funds, where their deferred amounts are notionally invested pending distribution pursuant to participant elections and plan terms. As of December 31, 2025, $32.0 million of directors’ fees and employee compensation, plus net unrealized gains and losses and investment income, and minus previous distributions, was deferred under the Deferred Compensation Plan. As of December 31, 2025, $12.1 million was deferred into phantom Main Street stock units, representing 200,320 shares of our common stock. In addition, as of December 31, 2025, we held $19.9 million of funded investments from deferred compensation in trust, including $2.2 million in Fund I and $5.3 million in Fund II.
We have entered into an agreement with the External Investment Manager pursuant to which we provide the External Investment Manager with investment professionals and other personnel and access to our resources in connection with the External Investment Manager’s asset management business generally, and specifically for its relationship with MSC Income, the Private Loan Funds and its other clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities, and we allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
Investment Transactions
In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or appropriate Board committee review and approval for such transactions and otherwise comply with, or seek, orders for exemptive relief from the SEC, as appropriate.
We have received an exemptive order from the SEC permitting co-investments among us, MSC Income and other advisory clients of the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with, and in the future intend to continue to make co-investments with MSC Income, Fund I, Fund II and other advisory clients of the External Investment Manager, in accordance with the conditions of the order. Because the External Investment Manager may earn performance-based fee compensation from its advisory clients, this may provide us and the External Investment Manager an incentive to allocate opportunities to advisory clients instead of us. However, both we and the External Investment Manager have adopted policies and procedures pursuant to the order to manage this conflict and ensure that investment opportunities are allocated in a manner that is fair and equitable considering each investor’s interests, including oversight of the co-investment program by the independent members of our and MSC Income’s boards of directors and their required approval of certain co-investment transactions thereunder. In addition to the co-investment program described above, we also co-invest in certain investment transactions where price is the only negotiated point by us and our affiliates.

INVESTMENT ADVISOR, ADMINISTRATOR AND PRINCIPAL UNDERWRITER
Because we are internally managed, all of our executive officers and other employees are employed by Main Street. Therefore, we do not have an investment advisor or an administrator. Set forth below are the names and addresses of firms that may be deemed to serve as a “principal underwriter,” as such term is defined under the 1940 Act, of Main Street as sales agents under our at-the-market equity offering program:

Firm Name	Address
Truist Securities, Inc.	3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326
RBC Capital Markets, LLC	Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281
Raymond James & Associates, Inc.	880 Carillon Parkway, St. Petersburg, Florida 33716
Huntington Securities, Inc.	41 South High Street Columbus, Ohio 43287
B. Riley Securities, Inc.	299 Park Avenue, 21st Floor, New York, New York 10171
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and greater-than-10% holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2025.

STOCKHOLDER PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 no later than November 23, 2026, and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at our 2027 Annual Meeting of Stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at Main Street Capital Corporation, 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2027 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than September 24, 2026 and no later than November 23, 2026 and must otherwise be a proper matter for action by the stockholders. We advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of the mailing of the notice for the 2027 Annual Meeting of Stockholders is before February 21, 2027 or after April 22, 2027. The above procedures and requirements are only a summary of the provisions in our Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our Amended and Restated Bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS Executive Vice President, General Counsel and Secretary
Dated: March 23, 2026

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and our affiliated companies. This notice supersedes any other privacy notice you may have received from us, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, tax identification number and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•The People and Companies that Make Up Main Street. It is our policy that only our authorized employees who need to know your nonpublic personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers. We may disclose your nonpublic personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials. If required by law, we may disclose your nonpublic personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

MAIN STREET CAPITAL CORPORATION 1300 POST OAK BOULEVARD, 8TH FLOOR HOUSTON, TX 77056	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. ET on May 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V86469-P44452	KEEP THIS PORTION FOR YOUR RECORD
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAIN STREET CAPITAL CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

1. Election of Directors
Nominees	For	Against	Abstain		For	Against	Abstain
1a. J. Kevin Griffin	☐	☐	☐	2. Proposal to ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
1b. John E. Jackson	☐	☐	☐
1c. Brian E. Lane	☐	☐	☐
1d. Dunia A. Shive	☐	☐	☐	3. Advisory non-binding approval of executive compensation.	☐	☐	☐
1e. Stephen B. Solcher	☐	☐	☐
1f. Vincent D. Foster	☐	☐	☐	NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
1g. Dwayne L. Hyzak	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 4, 2026:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

MAIN STREET CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2026, 9:00 AM, Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Dwayne L. Hyzak and Jason B. Beauvais, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned as of the close of business on March 3, 2026 at the Annual Meeting of Stockholders to be held on May 4, 2026 at 9:00 AM CT at Hotel Emma, Cellar J, 136 East Grayson Street, San Antonio, Texas 78215 or any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxy heretofore given with respect to such meeting. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the accompanying proxy statement.

The undersigned acknowledges receipt of Main Street Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Notice of 2026 Annual Meeting of Stockholders and related Proxy Statement.

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposals 2 and 3. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

Continued and to be marked, dated and signed on other side